Exhibit 10.12

LEASE OF COMMERCIAL PROPERTY

Sunset Promenade, LLC

1598 South County Highway 393

Santa Rosa Beach, Florida 32459

1.	PARTIES: SUNSET PROMENADE, LLC, (hereinafter referred to, whether one or more, as “Landlord”) hereby leases to VISION BANCSHARES, INC., and its assigns (hereinafter referred to, whether one or more, as “Tenant”), the following described property: Unit No. 106, containing 1787 square feet, Sunset Promenade, 1598 South County Highway 393, Santa Rosa Beach, FL 32459.

2.	TERM: This lease is for a term of three (3) years commencing on December 1, 2004 and ending at midnight, November 30, 2007. The beginning term will be $20 per square foot plus the amounts necessary to reimburse Landlord, including but not inclusive, for real estate taxes, insurance, water and sewer, janitorial services, landscaping, and external lightning, as described below, but notwithstanding anything to the contrary elsewhere in this Lease, in an amount to be determined at time of building completion, which will be adjusted as necessary, and payable the first day of the month. On January 1, 2006 and all subsequent years, the square footage rate will be adjusted with a 5% increase. Before occupancy, first and last month’s rental, security deposit and all other fees must be paid.

3.	USE OF PREMISES: The leased premises shall be used only for the following purposes and will require approval by Gulf Place management: Full Banking Services.

4	PERMITS: If Tenant shall notify Landlord within fifteen (15) days after completion date of building has been determined by all parties of this lease, that Tenant has not qualified and/or obtained the governmental permit(s) required to utilize the leased premises for the above stated use, then this lease shall then be rendered null and void and in such case Landlord shall immediately return Tenant’s security deposit and/or any advanced rentals as referenced herein. Tenant shall be required to apply for the proper permits within five (5) working days after completion date of building has been determined by all parties.

5	SECURITY DEPOSIT: Tenant has deposited with Landlord, a security deposit in the amount of $2,978.33 which is now pledged and in which a security interest is hereby granted to secure the faithful performance of all obligations of Tenant under this lease. Said deposit shall be non-interest bearing and shall not be considered rent under this lease. Said deposit shall not be released until this lease has terminated and it has been determined by Landlord that Tenant has complied with all of Tenant’s obligations under this lease. If Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this lease, Landlord may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any rent or other sum to which Landlord may suffer thereby.

6	RENT AND PLACE OF PAYMENT: The rental under this lease shall be monthly, payable in advance. Rent for the first full calendar month of the term of this lease, plus the rent for any fractional month preceding such first calendar month, shall be payable upon execution of this lease by all parties, and rent for subsequent months shall be payable on the first day of December 2004, and on the first day of each calendar month thereafter. All payments of rent shall be mailed or hand-delivered to: Sunset Promenade, LLC, ATTN R. Lipton, 4912 Castaing Street, Metairie, LA 70006, but Landlord may from time to time designate other persons and places for payment of rent by notice to Tenant.

7	OPTION TO RENEW: Provided that Tenant is not then in default, Tenant shall have the right to extend the term of this lease for two (2) additional terms of three (3) years each by notifying Landlord in writing of his intent to do so not later than one hundred twenty (120) days prior to end of the term stipulated in Paragraph 2 – Term above. In the event that Tenant exercises this right to renew, the base rent may be subject to an increase based on the current market rate at the time of renewal.

8	EARLY OCCUPANCY: If Tenant occupies the property prior to the commencement date, Tenant’s occupancy of the property shall be subject to all of the provisions of this lease. Early occupancy of the property shall not advance the expiration date of this lease. Tenant shall pay rent and all other charges specified in this lease for the early occupancy period.

9	DELAYED POSSESSION: Should Landlord be delayed in delivering possession of the leased premises to Tenant on the commencement date of this lease, because of any delay of existing occupants to vacate or because of the construction of improvements or the making of repairs required by this lease to be made by Landlord not having been completed, or because of any other reason not due to the design of Landlord, this lease shall not be affected thereby and Tenant shall not be entitled to any damages for such delay, except that Tenant shall be allowed a remission of rent for the period prior to delivery of possession, in which case the termination date of this lease shall remain unchanged.

10	ADDITIONAL CHARGES: Tenant shall pay all connection charges for and shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the property or consumed on the premises. However, if any services (not inclusive), association fees or utilities are jointly shared with other tenants, Landlord shall make reasonable determination of Tenant’s proportionate share of the cost to be paid by Tenant. Tenant shall pay all cost for utilities used for air conditioning and heating, water sprinkler service charges, and all hookups, meter installation costs, connections, necessary deposits and general building maintenance.

11	TAXES: As part of the consideration for this lease, Tenant shall, when invoiced by Landlord, pay its pro-rata share of city and state ad valorem taxes, pay all lawful taxes, assessments, forced contributions and other governmental charges in the nature thereof, general and special, ordinary and extraordinary, of every kind and nature whatsoever, which may be levied, assessed or imposed upon the leased premises, but not further or otherwise and not upon the income or rental thereof; provided that such taxes, assessments and other governmental charges for the first and last years of the term this lease shall be prorated between Landlord and Tenant as of the dates of the beginning and ending of this lease. Tenant shall deliver to Landlord officially issued receipts evidencing the payment of such taxes, assessments and other governmental charges. Tenant may attempt to have the assessed valuation of the property reduced or may initiate proceedings to contest the real property taxes. If required by law, Landlord shall join in the proceedings brought by Tenant. However, Tenant shall pay all costs of the proceedings, including any costs or fees incurred by Landlord. Upon the final determination of any proceeding or contest, Tenant shall immediately pay the real property taxes due, together with all costs, charges, interest and penalties incidental to the proceedings. In no event shall Tenant permit taxes to be come delinquent. Joint Assessment: If the premises are not separately assessed, Tenant’s liability shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Landlord from the respective valuations assigned in the assessor’s work sheet or such other information as may be reasonably available. Landlord’s reasonable determination thereof, in good faith, shall be conclusive.

12	DELAY IN MAKING REPAIRS: If this lease requires Landlord to make improvements or repairs to the leased premises and Landlord deems it impracticable to do so prior to the commencement date of this lease, Tenant agrees that Landlord may make such improvements or repairs after possession is delivered to Tenant, in a manner such as not to unreasonably interfere with the operation of Tenant’s business, in which case there shall be no reduction or remission of rent.

13	PARKING: Tenant shall park in the south side parking lot (and parking in the rear of the building when appropriate) on a first come first serve basis, leaving the front and patio parking areas for customers.

14	ALTERATIONS OR ADDITIONS BY TENANT: Tenant may make non-structural alterations to the leased premises without Landlord’s prior written consent being required. Tenant shall not make any structural alterations or additions to the leased premises, without obtaining Landlord’s prior written consent, which consent shall not be unreasonably withheld, but any and all alterations, permanently affixed additions or other improvements made by Tenant, with or without the consent of Landlord, regardless of how attached (except movable trade fixtures and equipment), shall become the property of Landlord upon termination of this lease, without compensation to Tenant, provided Landlord shall have the right to require that Tenant, prior to termination of this lease, remove any or all such alterations, additions or improvements and restore the leased premises to their condition at the time of the commencement of this lease. Any such alterations, additions or any other improvements or repairs shall be made at Tenant’s cost and Tenant warrants that such work shall be done in a workmanlike manner. Tenant shall provide (a) liability insurance insuring Tenant and Landlord against liability which may arise on account of any such work on an occurrence basis with the minimum limits herein set forth in Paragraph 15 - Insurance and, (b) workmen’s compensation insurance covering all persons employed, directly or indirectly, in connection with any work performed, and covering all employees and agents of Tenant with respect to whom death or bodily injury claims could be asserted against Landlord or Tenant. Also refer to Addendum 1 attached.

15	RESPONSIBILITY FOR DAMAGES, INJURIES, LOSSES: Tenant hereby agrees that Landlord shall not be liable for injury to Tenant’s business or for any loss of Tenant’s income or for damage to the goods, wares, merchandise or other property of Tenant, Tenant’s employees, invitees, customers or any other person in or about the premises, nor shall Landlord be liable for injury to the person of Tenant, Tenant’s employees, agents or contractors, whether such injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures or from any other cause, whether the said damage or injury results from conditions arising upon the premises or upon other portions of the building of which the premises form a part or from other sources or places and regardless if the means of repairing the cause of such damage is inaccessible to Tenant. Landlord shall not be liable for any damage arising from any act or neglect of any other tenant, if any, of the building in which the premises are located.

16	INSURANCE: At all times during the term of this lease and as part of the consideration of this lease, Tenant shall provide and maintain, at Tenant’s expense, the following insurance in favor of Landlord as the insured: (A) General Public Liability Insurance, in an amount of a combined single limit, applicable to bodily injury and property damage of $1,000,000.00 or more per occurrence in or on the leased premises; (B) Plate Glass Insurance, in such amount and with such provisions so as to cover the full replacement cost of all plate glass contained in the leased premises. (C) Tenant shall pay to Landlord, when invoiced by Landlord, its pro-rata share of the cost of liability, fire and extended coverage insurance premiums for the building.

In the event any of said insurance coverage is subject to a deductible clause, Tenant agrees to bear the full cost of any such amounts deducted.

All of the foregoing insurance shall be carried with responsible insurance companies authorized to transact business in the State of Florida. Tenant shall deliver to Landlord the original policies evidencing such insurance, provided that if the leased premises are mortgaged during the period of this lease, such originals policies shall be delivered to the mortgagee, if requested by the mortgagee, and losses under such policies shall be made payable to the mortgagee, if required by the mortgage.

17	INDEMNITY: Tenant shall indemnify and hold harmless Landlord from and against any and all claims arising from Tenant’s use of the premises, or from the conduct of Tenant’s business, or from any activity, work or things done, permitted or suffered by Tenant in or about the premises or elsewhere and shall further indemnify and hold harmless Landlord from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this lease, or arising from any negligence of the Tenant, or any of Tenant’s agents, contractors, or employees and from and against all costs, attorney’s fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon, and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord, shall defend the same at Tenant’s expense by counsel satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the premises arising from any cause, and Tenant hereby waives all claims in respect thereto against Landlord.

18	WAIVER OF SUBROGATION: Tenant and Landlord each hereby release and relieve the other, and waive their entire right of recovery against the other for loss or damage arising out of or incident to the perils insured against, which perils occur in, or about the premises whether due to the negligence of Landlord or Tenant or their agents, employees, contractors and/or invitees. Tenant and Landlord shall, upon obtaining the policies of insurance required hereunder, give notice to their insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this lease.

19	DAMAGE BY FIRE OR OTHER CASUALTY: If the leased premises are destroyed, or damaged to an extent so as to render them wholly unfit for the purposes for which they are leased, by fire, act of God, force majeure or other casualty, this lease shall automatically terminate, provided such destruction or damage is not caused by the neglect or design of Tenant. If, however, the leased premises are damaged by fire or other casualty and can be repaired within one hundred twenty (120) days after the date of such fire or other casualty, this lease shall not terminate and Landlord shall give notice to Tenant, within thirty (30) days after such fire or other casualty, that Landlord will repair such damage, at Landlord’s cost, within said one hundred twenty (120) day period, in which case Tenant shall be entitled to a reduction or remission of rent such as shall be just and proportionate, but shall not be entitled to any other damages; provided that if Landlord fails to complete such repairs within said one hundred twenty (120) day period, because of causes not due to the fault or design of Landlord, this lease shall not be terminated and Tenant shall not be entitled to damaged, but shall be entitled only to a further just and proportionate reduction or remission of rent.

20	SIGNS BY TENANT: Tenant shall have the right to erect and maintain signs advertising Tenant’s business on the interior and exterior of the leased premises, provided that such signs shall be erected and maintained in accordance with the rules and regulations of the properly constituted authorities including Gulf Place management. Tenant shall remove all such signs at the expiration of this lease and shall repair any damages to the leased premises caused by the erection, maintenance or removal thereof.

21	FOR SALE AND FOR RENT SIGNS; INSPECTION BY PROSPECTS: Landlord shall have the right to place the usual “For Sale”, “For Rent” and/or “By Auction” signs on the leased premises at any time during the term of this lease. Tenant agrees to allow persons authorized by Landlord to inspect the leased premises during the term of this lease with the view of purchasing the same and during the last year of this term with the view of renting the same, such inspections to be at reasonable hours.

22	RIGHT OF ENTRY BY LANDLORD: Landlord or Landlord’s duly appointed agent(s) shall have the right to enter the leased premises at all reasonable times for the purpose of inspecting the same.

23	SURRENDER OF POSSESSION: Upon expiration or termination of this lease, Tenant shall surrender possession of the leased premises immediately to Landlord. Any holding over by Tenant shall not operate, except by written agreement, to extend or renew this lease, but in such case, Landlord may terminate Tenant’s occupancy at once or may consider such occupancy to be from month to month; and Tenant, in the event of such holding over without Landlord’s consent, shall pay 300 percent of the monthly rent stipulated in this lease, together with such loss or damage as may be caused Landlord by such holding over, Tenant hereby waives any and all notices to vacate by Florida code.

24	MANNER OF USE: Tenant shall not cause or permit the property to be used in any way which constitutes a violation of law, ordinance, or governmental regulation or order, or which annoys or interferes with the rights of other tenants, if any, of the development of which the property is part, or which constitutes a nuisance or waste. Tenant shall have continuous operations during normal working hours without closing or vacating premises longer than 14 days without receiving Landlord’s prior written consent. Tenant shall obtain and pay for all permits, including a Certificate of Occupancy, required for Tenant’s occupancy of the property and shall promptly take all substantial and non-substantial actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the property, including the Occupational Safety and Health Act. No auction sales or other sales not in the ordinary course of Tenant’s business shall be conducted on the leased premises, without the prior written consent of Landlord.

25	ADA AND ENVIRONMENTAL COMPLIANCE: Landlord covenants that upon delivery of the leased premises, the leased premises shall be fully compliant with all requirements of the Americans With Disabilities Act and all other Federal, local and state laws governing accessibility to public accommodations and the leased premises shall be free from all environmental contamination and toxic and hazardous substances and otherwise in full compliance with all applicable Federal and state environmental laws. Tenant covenants to maintain the leased premises in compliance with such applicable environmental laws.

26	DEFAULT: If Tenant fails to pay any installment of rent due under this lease, or fails to comply with any other provision of this lease within ten (10) days after notice by Landlord to Tenant demanding same, provided that said notice need not be given with regard to nonpayment of rent after such notice has been given twice during the period of this lease, or if Tenant abandons the leased premises or discontinues the use of the leased premises for the purposes for which leased, or removes from the leased premises any property against which Landlord is entitled to a Landlord’s lien, or makes an assignment for the benefit of creditors or is adjudged a bankrupt in an involuntary bankruptcy proceeding, or files any type of proceeding, or applies for any relief under the laws of the United States relating to bankruptcy, or State laws relating to insolvency or if a receiver or other custodian is appointed for Tenant for any of Tenant’s property by any court, then in any of such events, Landlord shall have the right, at Landlord’s option, without putting Tenant in default and without notice to vacate, notice of default, (1) to cancel this lease effective immediately or effective as of any date Landlord may select, or (2) to proceed one or more times for past due installments of rent only, without prejudicing the right to proceed later for additional installments or exercise any other remedy, or (3) to declare the unpaid rent for the entire unexpired term of this lease immediately due and payable and at once demand and receive payment thereof, or (4) to have recourse to any other remedy or mode of redress to which Landlord may be entitled by law. In the event Landlord exercises the right to cancel this lease, then (a) Landlord shall have the right, as soon as said cancellation is effective, to re-enter the leased premises and to re-let the same for such price and on such terms as may be immediately available, without notice or court proceedings, Tenant hereby assenting thereto and expressly waiving any notice to vacate, and (b) Tenant shall be and remain liable not only for rent payable to the date such cancellation becomes effective, but also for all damage or loss suffered by Landlord for the remaining term of this lease resulting from such cancellation. Failure of Landlord to exercise any right granted in this paragraph shall not be construed as a waiver of the right and no indulgence by Landlord shall be construed as a waiver of any right herein granted.

27	NOTICES: Any notice or other communication required or permitted to be given under this lease by Tenant to Landlord shall be in writing and shall be delivered in person or sent by United States Certified or Registered Mail, postage prepaid, return receipt requested, and addressed to Landlord at the place where rent is required to be paid hereunder. Any notice or other communication required or permitted to be given under this lease by Landlord to Tenant shall be in writing and shall be delivered in person or sent by United States Certified or Registered Mail, postage prepaid, return receipt requested, addressed to Tenant at the leased premises. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered, as the case may be. Either party may designate a substitute address by written notice to the other party in the manner herein provided.

28	PARTIAL INVALIDITY: If any provision of the lease or application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this lease or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each provision of this lease shall be valid and enforceable to the fullest extent permitted by law.

29	SUBLEASING OR ASSIGNMENT: Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant’s interest in this lease or in the premises, without Landlord’s prior written consent, which Landlord shall not unreasonably withhold. Landlord shall respond to Tenant’s request for consent hereunder in a timely manner and any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void and shall constitute a breach of this lease. Any such sublease shall contain all the provisions of this lease to the extent applicable and provided further Tenant shall not be relieved by any such subleasing or assignment of Tenant’s obligation to pay rent herein stipulated or any other obligations of Tenant under this lease. Regardless of Landlord’s consent, no subletting or assignment shall release Tenant of Tenant’s obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person or entity shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignments or subletting. In the event of default by any assignee of Tenant or any successor of Tenant, in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said assignee. Landlord may consent to subsequent assignments or subletting of this lease or amendments or modifications to this lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this lease.

30	RELEASE OF LANDLORD ON SALE: Upon a sale or transfer of the leased premises, by Landlord or a subsequent purchaser or transferor thereof, the purchaser or transferee by virtue of such sale or transfer shall be bound for the performance of all of Landlord’s agreements and obligations under this lease, and the vendor or transferor shall thereupon be released from any and all liability thereafter arising under this lease.

31	LATE CHARGES: If Tenant fails to pay any rental payment due hereunder within five (5) working days of when same is due and payable, then Tenant shall also owe to Landlord, as a late charge in addition to the amount due, ten (10%) percent of the amount due. Acceptance of such late fee by Landlord shall not be construed as a waiver of Landlord’s right to enforce any other remedies with respect to any other provisions of this lease.

32	ATTORNEY’S FEES: Should an attorney be engaged by Landlord to enforce payment of the rent due under this lease or to protect any of the interests of Landlord hereunder, with or without judicial proceedings, Tenant agrees to pay Landlord the reasonable fee of such attorney, which fee is hereby fixed, if the collection of money is involved, at 25% of the amount of such money, such fee in no event to less than $200.00, and Tenant also agrees to pay all court costs and other expenses incurred by Landlord. Tenant shall pay Landlord’s reasonable attorney’s fees incurred in connection with Tenant’s request for Landlord’s consent.

33	ESTOPPEL CERTIFICATE: Tenant, shall at any time upon not less that ten (10) days prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing (a) certifying that this lease is unmodified and in full force and effect (or if modified, stating the nature of such modification, and certifying that this lease, as so modified, is in full force and effect) and certifying the date to which any rent and other charges, if any, have been paid in advance, and (b) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. At Landlord’s option, Tenant’s failure to deliver such statement within such time may be considered by Landlord as a default under this lease, or shall be conclusive upon Tenant (a) that this lease is in full force and effect, without modification except as may be represented by Landlord, (b) that there are no uncured defaults in Landlord’s performance, and (c) that not more than one month’s rent has been paid in advance.

34	SUBORDINATION: Tenant agrees that Tenant will at any time, upon demand of Landlord, subordinate this lease to the lien of any mortgage or mortgages placed or may hereafter place on the leased premises, provided that in any such mortgage the mortgagee shall agree, for itself and for each and every subsequent owner or holder of the mortgage and mortgage note and for any receiver of purchaser of the leased premises in the event of foreclosure, that Tenant’s peaceable and quiet possession of the leased premises will not be disturbed on account of such mortgage or by reason of anything done or caused to be done, so long as Tenant pays the rents and reserved under this lease and keeps the covenants, agreements and stipulations of this lease on the part of Tenant to be kept.

35	ENTIRE AGREEMENT: The whole agreement between the parties hereto is set forth in this instrument and they shall not be bound by any agreements, conditions, understandings or representations unless expressly stipulated and set forth herein or in any amendments hereto. Except as may otherwise be provided herein, no subsequent alteration, amendment change or addition to this lease shall be binding upon the parties hereto reduced to writing and signed by them.

36	TYPEWRITTEN AND HANDWRITTEN PORTIONS: If there is any conflict between the printed portions and the typewritten or handwritten portions of this lease, the typewritten or handwritten portions shall prevail.

37	SERVITUDES AND RESTRICTIONS: Landlord reserves to itself the right, from time to time, to grant such easements, rights and restrictions that Landlord deems necessary or desirable, and to cause the recordation of servitude’s and restrictions, so long as such easements, rights, dedications, servitude’s and restrictions do not unreasonably interfere with the use of the premises by Tenant. Tenant shall sign any of the aforementioned documents upon request of Landlord and failure to do so shall constitute a material breach of this lease.

38	WAIVER OF COVENANT: Failure of Landlord to require strict performance by Tenant of any of the covenants, provisions or conditions of this lease, on one or more occasions, shall not constitute a waiver by Landlord of the right thereafter to require strict compliance with said covenants, provisions and conditions.

39	SHORT FORM OF LEASE: Either Landlord or Tenant shall, upon request of the other execute, acknowledge and deliver to the other a “short form” memorandum of this lease for recording purposes.

40	SUCCESSORS AND ASSIGNS: All of the provisions contained herein shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successors, assigns and nominees.

41	APPLICABLE LAW: This lease shall be deemed to be a contract made under the laws of the State of Florida and shall be construed in accordance with and governed by the laws of the State of Florida and ordinances of the municipality and county where the leased premises are situated and the rules and regulations of their duly constituted authorities.

42	CORPORATE OR PARTNERSHIP TENANT: If Tenant is a corporation, each person signing this lease on behalf of Tenant represents and warrants that he has full authority to do so and that this lease binds the corporation. Within thirty (30) days after this lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant’s Board of Directors authorizing the execution of this lease or other evidence of such authority reasonably accessible to Landlord. If Tenant is a partnership, each person signing this lease for Tenant represents and warrants that he is a general partner of the partnership, that he has full authority to sign for the partnership and that this lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner’s withdrawal or addition within thirty (30) days after this lease is signed. Tenant shall deliver to Landlord a copy of Tenant’s recorded statement of partnership or certificate of limited partnership.

43	PARAGRAPH HEADINGS: The paragraph captions and headings are for convenience of reference only and in no way shall be used to construe or modify the provisions set forth in this lease.

44	Gulf Place Association: Landlord agrees to adhere to all regulations and restrictions required by Gulf Place management. By signature below, Landlord acknowledges receipt of sign restrictions and will get approval from Gulf Place management prior to installing any signs or additional outside lighting.

Signatures on Following Page

Signature Page

VISION BANCSHARES, INC., and its assigns

/s/ J. Daniel Sizemore	, Tenant	Date:	December 2, 2004
	, Tenant	Date:

Sunset Promenade, LLC

/s/ R. Lipton	, Landlord	Date:	December 6, 2004

ADDENDUM TO LEASE AGREEMENT

This Addendum #1 to the Lease Agreement between SUNSET PROMENADE, LLC (Landlord) and VISION BANCSHARES, INC., and its assigns (Tenant) dated December 2, 2004, covers the agreement wherein the Landlord gives permission to the Tenant to design and install a Drive-by Window, Night Depository and ATM on the north wall of Unit #106. Tenant will be responsible to apply for and obtain any and all permits associated with this work. Tenant will be responsible to discuss with and gain the approval of Waste Management regarding the installation of an awning and traffic flow. The awning is to be of like kind, equal material and color as those already installed on the building. All work and material is to be in accordance with local code.

Tenant will submit a detailed sketch for Landlord’s approval prior to any work commencing.

At the time this Lease Agreement is terminated, Tenant also agrees to remove the Drive-by Window, Night Depository and ATM and return building to its original condition.

Lease Agreement is not contingent on the Tenant obtaining the necessary County permits, or any other obstacles, to proceed with the work covered by this addendum.

Agreed hereby —

VISION BANCSHARES, INC., and its assigns

/s/ J. Daniel Sizemore	Tenant	December 2, 2004	Date
J. Daniel Sizemore

Sunset Promenade, LLC

/s/ R. Lipton	Landlord	December 6, 2004	Date
Rose Lipton